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                                                                  Exhibit 10.8


                              CONSULTING AGREEMENT


         This Agreement is made as of this 31st day of May 2001 by and between Paragon Sports Group, Inc. (the "Company"), having its business offices at 5580 Monroe Street, Sylvania, Ohio 43560 and WRA Consulting, Inc. with principal offices at 250 West 57th Street, Suite 706, New York, New York (the "Consultant").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to retain the Consultant and the Consultant desires to be retained by the Company, all pursuant to the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:

         1. Retention. The Company hereby retains the Consultant to perform non-exclusive consulting services related to corporate finance and other matters, and the Consultant hereby accepts such retention and shall perform for the Company the duties described herein, faithfully and to the best of its ability. In this regard, subject to paragraph 7 hereof, the Consultant shall devote such time and attention to the business of the Company as shall be determined by the Consultant, subject to the direction of the President or Chief Financial Officer of the Company. The Company agrees that the Consultant will have the exclusive right to perform the services set forth herein.

            a) The Consultant agrees, to the extent reasonably required in the conduct of the business of the Company, and at the Company's request, to place at the disposal of the Company its judgment and experience and to provide business development services to the Company including the following:

               (i)   Review business plans and projections

               (ii)  Review financial data as it relates to raising financing

               (iii) Advise on the Company's capital structure and on
                     alternatives for raising capital

               (iv) Review and advise on prospective mergers and acquisitions, both public and private, and on any financing required to complete such transactions

               (v)   Review managerial needs
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               (vi)  Advise on issues relating to public relations

         2. Term. The Consultant's retention hereunder shall be for a term of three years commencing on the date of this Agreement.

         3. Compensation. As consideration for these services of the Company will cause to be issued to the Consultant 800,000 shares of the Company's common stock.

         4. Status of Consultant. The Consultant shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Company.

         5. Other Activities of Consultant. The Company recognizes that the Consultant now renders and may continue to render financial consulting and other investment banking services to other companies which may or may not conduct business and activities similar to those of the Company. The Consultant shall not be required to devote its full time and attention to the performance of its duties under this Agreement, but shall devote only so much of its time and attention as it deems reasonable or necessary for such purposes.

         6. Control. Nothing contained herein shall be deemed to require the Company to take any action contrary to its Certificate of Incorporation or By-Laws, or any applicable statute or regulation, or to deprive its Board of Directors of their responsibility for any control of the conduct of the affairs of the Company.

         7. Notices. Any notices hereunder shall be sent to the Company and the Consultant at their respective addresses above set forth. Any notice shall be given by registered or certified mail, postage prepaid, and shall be deemed to have been given when deposited in the United States mail. Either party may designate any other address to which notice shall be given, by giving written notice to the other of such change in address in the manner herein provided.

         8. Governing Law. This Agreement has been made in the State of New York and shall be construed and governed in accordance with the laws thereof without regard to conflicts of laws, and each of the parties hereto irrevocably consents to the jurisdiction are venue of the federal and state courts located in the State of New York.

         9. Entire Agreement. This Agreement contains the entire agreement between the parties, may not be altered or modified, except in writing and signed by the party to be charged thereby, and supersedes any and all previous agreements between the parties.

        10. Binding Effect. This Agreement shall be binding upon the parties hereto and their respective heirs, administrators, successors, and assigns.
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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year above first written.



                                            PARAGON SPORTS GROUP, INC.


                                            By: /s/ Shep Messing
                                                ----------------------------
                                            Name:   Shep Messing
                                            Title:  Chairman of the Board and
                                                    Chief Executive Officer


WRA CONSULTING, INC.


By: /s/ Willa Abramson
    ---------------------
Name:   Willa Abramson
Title:  President